EXHIBIT 10(v)

LOAN AGREEMENT

THIS AGREEMENT dated the February 1st, 2008.

BETWEEN:              LUDWIG HOLDINGS LIMITED.

(herein referred to as "The Lender")

AND:

MISTRAL VENTURES INC. a company duly incorporated pursuant to the laws of the State of Nevada

(herein referred to as "The Borrower")

WHEREAS:

The Lender has previously advanced to the Borrower or on behalf of the Borrower the sum of One Hundred Thousand Dollars (US 100,000.00) (the” Loan”); and

The Borrower has requested that the Lender advance to the Borrower, an additional Fifty Thousand Dollars (US 50,000.00);

The Lender has agreed to advance to the Borrower or on behalf of the Borrower the sum of Fifty Thousand Dollars (US 50,000.00) and extend the payment date of the loan to February 1st , 2009; (the” Loan”); and

The parties hereto are desirous of clarifying the nature of the loan transaction and have therefore agreed to the terms herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements hereinafter set forth, The Lender and The Borrower agree as follows:

AMOUNTS DUE AND OWING

In consideration of advancing Fifty Thousand Dollars (US 50,000.00); the Borrower agrees to pay to The Lender the sum of One Hundred and Fifty Thousand Dollars (US 150,000.00); (the "Principal Sum") of lawful money of the United States of America together with all interest, penalties and assessments that may from time to time be added to the Principal Sum and are provided for in this Agreement. For the purposes of this Agreement, the Principal Sum, together with all interest, penalties and assessment that may from time to time be added to the Principal Sum as provided for herein shall be referred to as the "Debt".

PAYMENT DUE

The Debt hereby secured shall become due and payable on February 1st, 2009, or unless waived by The Lender, upon default of payment of the Debt by The Borrower to The Lender. Waiver of or failure by the Lender to enforce at any time or from time to time to any of the rights extended to him by this Agreement shall not prejudice the Lender's rights in the event of any future default or breach.

RIGHT TO PREPAY

The Borrower shall have the privilege of pre-paying the Debt to The Lender, at any time during the currency of the loan.

If the Debt is repaid to The Lender by The Borrower at any time prior to February 1st, 2009 then The Borrower will be released from any further or continued obligations under this loan agreement.

INTEREST

In addition to the payment of the Principal Sum the Borrower agrees to pay to The Lender interest calculated at the rate of 10% per annum.

PAYMENT OF COSTS

The Borrower shall pay for all reasonable costs, charges and expenses, including solicitor's costs, charges and expenses, which may be incurred by The Lender in collecting, procuring or enforcing payments of any monies in connection with this Loan.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Borrower represents and warrants to The Lender that all matters and things have been done and performed so as to authorize and make the creation of this Loan Agreement and its execution legal and valid and in accordance with the requirements of the laws relating to The Borrower and all other statutes and laws in that regard;

FORM OF PAYMENT

All monies paid to The Lender by The Borrower shall be paid in lawful money of The United States of America and shall be made payable to The Lender as directed by the Lender in writing.

NOTICE

Any notice to The Lender in connection with this Agreement shall be well and sufficiently given if sent by prepaid registered mail to or delivered to The Lender at World Trade CTR 10 RT De Airport PO Box 1215 Geneva 15 Switzerland and any notice so give shall be deemed to have been given if delivered, when delivered, and if mailed, on the third business day following the day on which it was mailed.

Any notice to The Borrower in connection with this Agreement shall be well and sufficiently given if sent by prepaid registered mail to or delivered to The Borrower at at Suite 809, 4438 West 10th Avenue, Vancouver, BC, Canada V6J 1M7 ("Lender"). and any notice given shall be deemed to have been give, if delivered, and if mailed, on the third business day following the day on this it was mailed.

The Borrower or The Lender may, by notice given in the manner herein described, change the postal address for the giving of notices given hereunder. JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

TIME

Time is of the essence of this Agreement

IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

LUDWIG HOLDINGS LIMITED	)
)
/s/ Steve Drayton	)
Authorized Signatory	)

                ) MISTRAL VENTURES INC.)

)
/s/ John Xinos	)

John Xinos, President and CFO        )